Exhibit 10.1
FIRST AMENDMENT
TO
DEVELOPMENT/MASTER AGREEMENT
This First Amendment to Development/Master Agreement (the “Amendment”) is made this 22nd day of April, 2010 (the “Effective Date”), by and between PositiveID Corporation, a Delaware corporation formerly known as VeriChip Corporation (the “Company”), and Receptors, LLC, a Minnesota limited liability company (“Receptors”). The Company and Receptors shall be referred to individually as a “Party” and collectively as the “Parties.”
RECITALS
WHEREAS, the Parties entered into that certain Development/Master Agreement, dated September 21, 2009 (the “Agreement”), and the Parties desire to enter into this Amendment to modify certain terms of the Agreement.
NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1. Definitions. All capitalized terms used herein, except as modified or defined in this Amendment, shall have the meaning given to such terms in the Agreement.
2. Amendment.
a.	Exhibit B. Exhibit B to the Agreement shall be deleted and replaced by the Exhibit B attached to this Amendment.
b.	Exhibit D. The language set forth in the section entitled “Phase II” of Exhibit D to the Agreement shall be deleted and replaced by the following: “Phase II — The Company shall make a cash payment to Receptors of $160,000, of which $60,000 shall be paid on April 23, 2010, $50,000 shall be paid on July 1, 2010, and $50,000 shall be paid on October 1, 2010. In addition, the Company shall issue to Receptors 240,000 shares of restricted Company common stock, pursuant to the terms and conditions set forth in that certain Restricted Stock Agreement, attached hereto as Attachment One, which Restricted Stock Agreement shall be executed by the Parties on the Effective Date as a condition to the issuance of the 240,000 shares of restricted Company common stock.”
3. No Implied Modifications; Inconsistencies. Except as expressly modified hereby, all terms and provisions of the Agreement shall remain unchanged and in full force and effect. In the event of an inconsistency between the terms of this Amendment and the terms of the Agreement, the terms hereof shall control.
4. Counterparts. This Amendment may be executed in any number of counterparts, and all such counterparts shall together constitute but one instrument. Facsimile and portable document format signatures shall have the same force and effect as if such electronic signature pages were an original thereof.
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IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first written above.

POSITIVEID CORPORATION
By:	/s/ William J. Caragol
	Name:	William J. Caragol
	Title:	President and Chief Financial Officer

RECEPTORS, LLC
By:	/s/ Robert E. Carlson
	Name:	Robert E. Carlson
	Title:	President

EXHIBIT B
PROGRAM TITLE:
Development of a Point-of-Care and Clinical Laboratory Multiplexed Sensing System for the Detection and Sub-type, including Specifically H1N1, Identification of the Influenza Virus.
PHASE II. PROTOTYPE DEVELOPMENT
SUMMARY DESCRIPTION:
Receptors will use its best efforts to develop of a prototype sensing system built on the proof-of-principle from Phase I that will sub-type identify the influenza virus, especially H1N1, in a nasal swab or nasal wash sample.
DELIVERABLE:
LAB-SCALE PROTOTYPE with report, device and demonstration.
PHASE II PROJECT PLAN:
1. DEVELOPMENT AND APPLICATION OF HTS SYSTEM (2 months)
•	Development of magnetic bead, dendrimer, virus system in 384-well format for high-thoughput selection of bead / dendrimer pairs.

•	Application to HTS to define critical variable parameters.
2. DEVELOPMENT OF DATA GRID TO EVALUATE THE KEY VARIABLES OF CARA, DENDRIMER, VIRUS SUB-TYPE AND MATRIX (4 months)
•	Application of the HTS to develop the single and multiplexed data.

•	Database evaluation of CARA and peptide-dendrimer competitor pairs for single and multiplexed sub-type detection.

•	Selection of candidate single and multiplexed CARA and competitor pairs optimized with respect to the virus sub-type and matrix variables.
3. PROOF-OF-CONCEPT DEMONSTRATION OF THE MULTIPLEXED, SUB-TYPE IDENTIFICATION DEVICE (2 months)
•	Candidate to lead selection and optimization.

•	Multiplexed lead integration and point-of-care protocol in matrix (2 months)
4. LAB-SCALE PROTOTYPE (2 months)
•	Prototype demonstration.

•	Lab-scale SOP’s
PHASE II TIMELINE: March 1, 2010 — December 31, 2010 (10 months)

1. DEVELOPMENT HTS SYSTEM (2 months)	MAR-APR
2. DEVELOPMENT OF DATA GRID (4 months)	MAY-AUG
3. PROOF-OF-CONCEPT DEMONSTRATION (2 months)	SEP-OCT
4. LAB-SCALE PROTOTYPE (2 months)	NOV-DEC

1

ATTACHMENT ONE
RESTRICTED STOCK AGREEMENT
This RESTRICTED STOCK AGREEMENT (the “Agreement”) is made as of April 22, 2010 (the “Effective Date”) between PositiveID Corporation, a Delaware corporation (the “Company”) and Receptors LLC, a Minnesota limited liability company (“Receptors”).
Background Information
A. The parties to this Agreement are parties to a Development/Master Agreement, dated September 21, 2009, by and between the Company and Receptors (the “Master Agreement”).
B. The parties to this Agreement have decided to execute an amendment to the Master Agreement, dated as of even date herewith (the “Amendment”), pursuant to which the Company will issue restricted shares of Company common stock, par value $0.01 per share, to Receptors.
C. Receptors desires to accept the Restricted Stock (as such term is defined below) pursuant to the Amendment and agrees to be bound by the terms and conditions of this Agreement.
Agreement
1. Restricted Stock. As partial consideration for entering into the Amendment and subject to the terms and conditions provided in this Agreement, the Company hereby issues to Receptors 240,000 shares of Company common stock (the “Restricted Stock”) as of the Effective Date. Such shares are fully paid and non-assessable. The extent to which Receptors’ right to transfer, pledge or hypothecate the Restricted Stock becomes vested shall be determined in accordance with the provisions of Section 2 of this Agreement.
2. Vesting. Receptors’ right to transfer, pledge or hypothecate the Restricted Stock shall be determined in accordance with this Section 2. Receptors’ right to transfer, pledge or hypothecate the Restricted Stock shall become fully vested and shall cease being restricted as follows: (i) 80,000 shares shall vest on the Effective Date; (ii) 80,000 shares shall vest on June 30, 2010; and (iii) 80,000 shares shall vest on the earlier of (a) December 31, 2010 or (b) completion and delivery to the Company of a prototype report, device and demonstration as provided in Exhibit B, Phase II, to the Master Agreement, as amended.
3. Restrictions on Transfer; Legending of Shares. Until such time as any share of Restricted Stock becomes vested pursuant to Section 2 of this Agreement, Receptors shall not have the right to make or permit to occur any transfer, pledge or hypothecation of all or any portion of the Restricted Stock, whether outright or as security, with or without consideration, voluntary or involuntary. Any transfer, pledge or hypothecation not made in accordance with this Agreement shall be deemed null and void. The certificate evidencing the Restricted Stock shall contain a legend in substantially the following form:
“The shares evidenced by this certificate are subject to restrictions on transfer set forth in the Restricted Stock Agreement, dated April 22, 2010, between PositiveID Corporation (the “Company”) and Receptors, LLC, a copy of which may be obtained from the Company at its principal executive offices.”
“The shares of common stock of the Company represented hereby have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws and may not be transferred, pledged, hypothecated or otherwise disposed of in the absence of an effective registration statement covering such shares under that Act and any applicable state securities laws, unless, in the opinion of counsel satisfactory to the Company, an exemption from registration thereunder is available.”

4. Removal of Restriction. As each tranche of Restricted Stock vests pursuant to paragraph 2 hereof, upon written notice to the Company by Receptors, the Company shall immediately remove the restriction contained in the first paragraph of the legend referenced in paragraph 3 hereof.
5. Rights to Dividends and Voting Rights. During the period that the Restricted Stock has not vested, subject to this Section 5, Receptors shall be entitled to all rights applicable to shares of common stock of the Company so held, including the right to vote and receive dividends, but provided, however, in the event of (i) any change in the common stock of the Company by reason of any stock dividend, spin-off, split-up, spin-out, recapitalization, merger, consolidation, reorganization, combination or exchange of shares or (ii) any distribution of common stock or other securities of the Company in respect of such shares of common stock, Receptors agrees that any certificate representing shares of such additional common stock or other securities of the Company issued as a result of any of the foregoing shall be delivered to the Company and shall be subject to all of the provisions of this Agreement as if initially received hereunder.
6. Governing Laws. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law. By accepting the Restricted Stock, Receptors irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Florida or of the United States of America, in each case located in Palm Beach County, Florida, for any litigation arising out of or relating to this Agreement (and agrees not to commence any litigation relating thereto except in such courts). Receptors also irrevocably and unconditionally waives any objection to the laying of venue of any litigation arising out of or related to this Agreement in the courts of the State of Florida or of the United States of America, in each case located in Palm Beach County, Florida, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum.
7. Successors. This Agreement shall inure to the benefit of, and be binding upon, the Company and Receptors and their legal representatives, successors and permitted assigns.
8. Severability. In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.
9. Piggyback Registration. If at any time the Company proposes to register shares of its common stock under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the public offering of such shares for cash (a “Proposed Registration”) other than a registration statement on Form S-8 or Form S-4 or any successor or other forms promulgated for similar purposes, the Company shall, at such time, promptly give Receptors written notice of such Proposed Registration. Receptors shall have ten (10) days from its receipt of such notice to deliver to the Company a written request specifying the amount of Restricted Stock that Receptors intends to sell and Receptors’ intended method of distribution. Upon receipt of such request, the Company shall use its commercially reasonable efforts to cause all Restricted Stock that Receptors has been requested to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in Receptors’ request; provided, however, that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 9 without obligation to Receptors. If, in connection with any underwritten public offering for the account of the Company or for stockholders of the Company that have contractual rights to require the Company to register shares of common stock, the managing underwriter(s) thereof shall impose a limitation on the number of shares of common stock which may be included in a registration statement because, in the judgment of such underwriter(s), marketing or other factors dictate such limitation is necessary to facilitate such offering, then the Company shall be obligated to include in the registration statement only such limited portion of the Restricted Stock with respect to which Receptors has requested inclusion hereunder as such underwriter(s) shall permit; provided, however, shares that are eligible to be sold pursuant to Rule 144 (or any similar provision then in force) without restriction under the Securities Act shall not be subject to the registration requirements of this Section 9.

10. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent as follows:
If to the Company:
PositiveID Corporation
1690 South Congress Avenue, Suite 200
Delray Beach, Florida 33445
Attn: William J. Caragol
If to Receptors:
Receptors LLC
Suite 501B/MD57
1107 Hazeltine Blvd.
Chaska, MN 55318
Attn: Robert E. Carlson, Ph.D
11. Headings. Section headings used herein are for convenience of reference only and shall not be considered in construing this Agreement.
12. Additional Acknowledgements. By their signatures below (including electronic signatures), Receptors and the Company agree that the Restricted Stock is granted under and governed by the terms and conditions of this Agreement. Receptors has reviewed the terms of this Agreement, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement.
13. Counterparts. This Agreement may be executed in any number of counterparts that when taken together shall be considered one and the same agreement. Facsimile and portable document format signatures shall have the same force and effect as if such electronic signature pages were an original thereof.
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IN WITNESS WHEREOF, the Company and Receptors have executed this Agreement as of the Effective Date set forth above.

POSITIVEID CORPORATION
By:	/s/ William J. Caragol
	Name:	William J. Caragol
	Title:	President

RECEPTORS, LLC
By:	/s/ Robert E. Carlson
	Name:	Robert E. Carlson
	Title:	President